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                                                               EXHIBIT (99.3a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




   To the Board of Directors
    Raytheon Company:


      We consent to the incorporation by reference in the Registration Statements of Raytheon Company on Form S-8 (File No. 33-15242, and No. 33-23751) of our report dated June 2, 1995 on our audits of the financial statements of the Raytheon Subsidiary Savings and Investment Plan as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this annual report on Form 11-K.

      We also consent to the reference to our firm under the caption
   "Experts."


   /s/  Coopers & Lybrand L.L.P.

      COOPERS & LYBRAND L.L.P.


   Boston, Massachusetts
   June 23, 1995